                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant    [X]

Filed by a Party other than the Registrant   [ ]
Check the Appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-12

                            Comfort Systems USA, Inc.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies: ______

(2)      Aggregate number of securities to which transaction applies: ______

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___

(4)      Proposed maximum aggregate value of transaction: _____________

(5)      Total fee paid: ___________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid: _________

         (2)      Form, Schedule or Registration Statement No.: ___________

         (3)      Filing Party: ___________

         (4)      Date Filed: _____________

                           COMFORT SYSTEMS USA, INC.
                       777 POST OAK BOULEVARD, SUITE 500
                              HOUSTON, TEXAS 77056

                                                                  April 23, 2003

To Our Stockholders:

     You are cordially invited to attend the annual meeting of the stockholders of Comfort Systems USA, Inc., which will be held on Thursday, May 22, 2003 at the Sheraton Suites, 2400 West Loop South, Houston, Texas, 77027, at 11:00 a.m.

     At this meeting stockholders are being asked to elect three Class III directors, to approve an amendment to the Certificate of Incorporation to end the classification of our Board and provide for the annual election of directors, and to vote on one stockholder proposal.

     Please read the proxy statement, which describes the proposals to be voted on and also presents other important information. When you have finished reading the statement, please promptly mark, sign, and return your proxy card in the enclosed envelope so that your shares will be represented.

     We hope that many of you will be able to attend the meeting in person. I look forward to seeing you there.

                                          Sincerely yours,

                                          -s- WILLIAM F. MURDY
                                          WILLIAM F. MURDY
                                          Chairman of the Board, and
                                          Chief Executive Officer

                           COMFORT SYSTEMS USA, INC.
                       777 POST OAK BOULEVARD, SUITE 500
                              HOUSTON, TEXAS 77056

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2003

     Notice is hereby given that the 2003 Annual Meeting of Stockholders (the "Meeting") of Comfort Systems USA, Inc. (the "Company") will be held at Sheraton Suites, 2400 West Loop South, Houston, Texas, 77027, at 11:00 a.m., on Thursday, May 22, 2003 for the following purposes:

          1. To elect three Class III directors to serve until the 2006 Annual Meeting of Stockholders.

          2. To approve a proposal to amend the Certificate of Incorporation to eliminate the classification of the Board of Directors.

          3. To vote on a stockholder proposal.

          4. To transact any other business that may properly come before the meeting.

     Stockholders of record at the close of business on April 8, 2003 are entitled to notice of and to vote at the Meeting. A list of stockholders entitled to vote at the Meeting will be open to examination by stockholders at the Meeting and during normal business hours from May 1, 2003 to the date of the Meeting at the principal executive offices of the Company located at 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056.

     If you are unable to attend, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                          By Order of the Board of Directors

                                          -s- WILLIAM GEORGE
                                          WILLIAM GEORGE
                                          Senior Vice President, General Counsel
                                          and Secretary

April 23, 2003

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                           COMFORT SYSTEMS USA, INC.
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 2003

                             ---------------------

                                PROXY STATEMENT

     The Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2002, accompanies this proxy statement. This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 23, 2003.

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Comfort Systems USA, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at Sheraton Suites, 2400 West Loop South, Houston, Texas, 77027, at 11:00 a.m. on Thursday, May 22, 2003, and at any adjournments thereof. A proxy may be revoked by a stockholder at any time before it is voted by (i) returning to the Company another properly signed proxy bearing a later date, (ii) delivering a written revocation to the Secretary of the Company or (iii) attending the Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting by the person named in the proxy for the proposals set forth below.

     The Company will pay the expense of soliciting proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees as well as brokerage houses and other stockholders to solicit proxies personally and by mail and telephone. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals. Officers and employees of the Company will receive no compensation in addition to their regular salaries to solicit proxies.

     The holders of record of shares of the common stock, $.01 par value per share (the "Common Stock"), and of the restricted common stock, $.01 par value per share (the "Restricted Common Stock"), of the Company at the close of business on April 8, 2003 (the "Record Date") are entitled to receive notice of and to vote at the Meeting. As of the Record Date, the Company had issued and outstanding 36,795,882 shares of Common Stock and 1,127,612 shares of Restricted Common Stock, for a total of 37,923,494 shares outstanding. Each share of Common Stock is entitled to one vote on each matter before the Meeting, except for the election of one director designated to be elected solely by holders of the Restricted Common Stock. Each share of Restricted Common Stock is entitled to ..55 of one vote on each matter before the Meeting; except that holders of Restricted Common Stock are not eligible to vote for any directors other than the one Class II director designated to be elected by them and who is not being presented for election this year.

     Consistent with Delaware law and the Company's Bylaws, a majority of the voting power of shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the meeting will be counted by two persons appointed by the Company to act as election inspectors for the meeting. In the absence of contrary instructions, the persons named as proxies will vote FOR all nominees listed in Proposal 1, FOR Proposal 2 and AGAINST Proposal 3.

     Unless they receive instruction from you, brokers and nominees who hold shares in street name, upon meeting the requirements of the New York Stock Exchange rules, may vote your shares of our common stock in connection with Proposals 1 and 2. However, in accordance with New York Stock Exchange rules, brokers and nominees who hold shares in street name for customers may not exercise their voting discretion with respect to Proposal 3. As a result, absent specific instructions from the beneficial owner of these shares, brokers and nominees may not vote such shares with respect to the approval of Proposal 3. This lack of voting is referred to as a "broker non-vote."

     The three nominees for election as Class III directors receiving the greatest number of votes properly cast at the annual meeting will be elected. An abstention from or a failure to vote in the election will have no effect on the election except to the extent the total votes received by any particular nominee is affected.

     The affirmative vote of a majority of the outstanding votes properly cast is required to approve the amendment to the certificate of incorporation. As a result, an abstention from or a failure to vote on the amendment will have the effect of a vote against the amendment.

                               PROPOSAL NUMBER 1

                        ELECTION OF CLASS III DIRECTORS

     The Board of Directors is divided into three classes, as nearly equal in number as possible, with each class serving a three-year term. At each Annual Meeting of Stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. The terms of the current Class I and II directors expire at the Annual Meeting of Stockholders in 2004 and 2005, respectively. All officers serve at the discretion of the Board of Directors.

     The three nominees for election at the 2003 Annual Meeting of Stockholders as Class III Directors are Norman C. Chambers, Vincent J. Costantini, and Alfred
J. Giardinelli (collectively the "Nominees"). The Nominees presently serve as the three directors designated as Class III directors and their current terms expire at the Meeting. The enclosed proxy cannot be voted for more than three persons by holders of Common Stock.

     If elected, each nominee would serve for a term of three years expiring at the 2006 Annual Meeting of Stockholders, and until his or her respective successor is elected and qualified to serve. It is expected that all of the Nominees will be able to serve, but if any Nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee.

                                    NOMINEES

     Set forth below is certain information concerning each of the Nominees:

NORMAN C. CHAMBERS, 54
Director and President

     Norman C. Chambers has been a director and President of the Company since November 2002, and has also served as Chief Operating Officer since February 2003. Prior to joining the Company, Mr. Chambers was Chief Operating Officer of Capstone Turbine Corporation, a distributive generation technology company. From April 2000 to September 2001, Mr. Chambers served as President and Chief Executive Officer of Petrocosm Corporation, a privately held e-commerce business serving as a procurement portal for the energy industry. From June 1985 to April 2000, Mr. Chambers served in various positions with the Halliburton Companies. His responsibilities included construction, service, and business development at the Halliburton Company, including President of Halliburton Energy Development, Senior Vice President of the Halliburton Company and Managing Director of Brown & Root. Mr. Chambers is a graduate of Springfield College and the Graduate School of Business at Boston College.

VINCENT J. COSTANTINI, 46
Director

     Vincent J. Costantini is a Class III director of the Company. Mr. Costantini is founder and managing partner of Roseview Capital Partners LLC, a real estate, merchant banking and investment advisory company. Prior to forming Roseview Capital Partners, from March to December 2000 Mr. Costantini served as Partner and Group Chief Executive Officer of The O'Neill Companies, one of the largest privately held commercial real estate development firms in the nation. Prior to joining The O'Neill Companies, he served as a member of the management committee of Lend Lease Real Estate Investments Inc., the largest real estate investment advisor in the world, following their purchase of Boston Financial. From 1995 to the first quarter of 2000,

Mr. Costantini was President and Chief Operating Officer of Boston Financial. Prior to that time Mr. Costantini served as Chief Financial Officer and head of acquisitions for General Investment & Development Co., a privately held real estate operating company. Mr. Costantini is a graduate of St. Joseph's University.

ALFRED J. GIARDINELLI, JR., 55
Director

     Alfred J. Giardinelli, Jr. is a Class III director of the Company. He has been the President of Eastern Heating & Cooling, Inc., a New York corporation that is a wholly owned subsidiary of the Company, since 1982, and has been a director of the Company since 1997. Mr. Giardinelli is a graduate of Florida State University.

                                OTHER DIRECTORS

     Following is certain information concerning each of the other persons who currently serve as directors. Messrs. Murdy, Bulls and Schultz serve as Class I directors whose terms expire in 2004. Messrs. Beittenmiller, Wagner and Harter serve as Class II directors whose terms expire in 2005.

WILLIAM F. MURDY, 61
Director, Chairman of the Board and Chief Executive Officer

     William F. Murdy is a Class I director of the Company. Mr. Murdy, has served as Chairman of the Board and Chief Executive Officer of Comfort Systems since June 2000. Prior to joining the Company he served as Interim President and Chief Executive Officer of Club Quarters, a privately owned chain of membership hotels. From January 1998 through July 1999, Mr. Murdy served as President, Chief Executive Officer and Chairman of the Board of LandCare USA, a publicly traded commercial landscape and tree services company. He was primarily responsible for the organization of LandCare USA and its listing as a publicly traded company on the New York Stock Exchange in July 1998. LandCare USA was acquired in July 1999 by another publicly traded company specializing in services to homeowners and commercial facilities. From 1989 through December 1997, Mr. Murdy was President and Chief Executive Officer of General Investment & Development Co., a privately held real estate operating company. From 1981 to 1989, Mr. Murdy served as the Managing General Partner of the Morgan Stanley Venture Capital Fund. From 1974 to 1981, Mr. Murdy served as the Senior Vice President and Chief Operating Officer, among other positions, of Pacific Resources, Inc., a publicly traded company involved primarily in petroleum refining and marketing. Mr. Murdy also serves as director of UIL Holdings Corp. Mr. Murdy is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

J. GORDON BEITTENMILLER, 44
Director, Chief Financial Officer and Executive Vice President

     J. Gordon Beittenmiller, has served as Executive Vice President, Chief Financial Officer and a director of Comfort Systems since May 1998, and was Senior Vice President, Chief Financial Officer and a director of Comfort Systems from February 1997 to April 1998. From 1994 to February 1997, Mr. Beittenmiller was Corporate Controller of Keystone International, Inc. ("Keystone"), a publicly traded manufacturer of industrial valves and actuators, and served Keystone in other financial positions from 1991 to 1994. From 1987 to 1991, he was Vice President -- Finance of Critical Industries, Inc., a publicly traded manufacturer and distributor of specialized safety equipment. From 1982 to 1987, he held various positions with Arthur Andersen LLP. Mr. Beittenmiller is a Certified Public Accountant. Mr. Beittenmiller is a graduate of The Pennsylvania State University.

HERMAN E. BULLS, 47
Director

     Herman E. Bulls is a Class I director of the Company. Since September 2001, Mr. Bulls has served as Chief Executive Officer and President of Bulls Advisory Group, a real estate consulting and advisory firm, and serves as Managing Director and Chief Executive Officer Public Institutions of Jones Lang LaSalle, an international full service real estate firm. From September 2000 until August 2001, Mr. Bulls served as Executive Vice President and Chief Operating Officer of Green Park Financial, one the nation's largest Fannie Mae multi-family lenders. From March 1998 to September 2000, Mr. Bulls was a Managing Director for Jones Lang LaSalle, an international full service real estate firm. From 1989 until 1998 he held several positions with the predecessor organization, LaSalle Partners. Prior to his employment with Jones Lang LaSalle he served over eleven years of active duty service with the United States Army. Mr. Bulls currently holds the rank of Colonel in the Army reserve. Mr. Bulls is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

STEVEN S. HARTER, 40
Director

     Steven S. Harter has been a director of the Company since December 1996 and is the Class II director elected by the holders of the Restricted Common Stock. Mr. Harter is Chairman and President of Notre Capital Ventures III, LLC ("Notre"), a consolidator of highly fragmented industries. Prior to becoming President of Notre, Mr. Harter was President of Notre Capital Ventures II, LLC from August 1995 to March 1999, and Senior Vice President of Notre Capital Ventures, Ltd. from June 1993 through July 1995. From April 1989 to June 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste, Inc. From May 1984 to April 1989, Mr. Harter was a certified public accountant with Arthur Andersen LLP. Mr. Harter is a graduate of Mount Union College.

JAMES H. SCHULTZ, 54
Director

     James H. Schultz is a Class I director of the Company. He retired from the American Standard Companies in 2001, where he had worked for 31 years. Mr. Schultz had been President of the Trane Commercial Air Conditioning Group, a division of the American Standard Companies, since 1998 and prior to that time he had served in various other capacities, including Executive Vice President. Mr. Schultz has been Chair and a Board member of the Air Conditioning and Refrigeration Institute. Mr. Schultz is a graduate of Iowa State University.

ROBERT D. WAGNER, JR., 61
Director

     Robert D. Wagner, Jr. is a Class II director of the Company. Since January 2002, Mr. Wagner has served as a principal and member of the Advisory Board of Rivington Capital Advisers, which specializes in debt and equity placements for independent oil and gas producers. From May 1999 to March 2001, he served as a Managing Director of Arthur Andersen's Global Energy Corporate Finance Group. Prior to joining Arthur Andersen, from July 1998 to April 1999 Mr. Wagner was a Managing Director and Partner of M2 Capital Partners, a merchant banking firm specializing in private equity investment and financial advisory with the exploration and production sector. From 1989 to June 1998, Mr. Wagner was a Managing Director of Bankers Trust/BT Alex Brown in their Energy Corporate Finance Group. Prior to his employment with Bankers Trust/BT Alex Brown, Mr. Wagner was Executive Vice President of First City National Bank of Houston's energy division, and later, the special loans division. Mr. Wagner also serves as director of Blue Dolphin Energy Company and Electric City Corporation. Mr. Wagner is a graduate of Holy Cross College and the Graduate School of Business at New York University.

                       BOARD OF DIRECTORS AND COMMITTEES

     During the year ended December 31, 2002, the Board of Directors of the Company held four meetings. Each director attended at least 75% of the meetings of the Board and the Board Committees of which he is a member that took place during his term of office.

     The Board of Directors has established an Audit Committee, a Compensation Committee, a Finance Committee, a Governance and Nominating Committee and Equity Plans Committee. The members of the Audit Committee are Messrs. Costantini, Bulls, Harter and Wagner. The members of the Compensation

Committee are Messrs. Bulls, Costantini, Harter, and Schultz. The members of the Finance Committee are Messrs. Murdy, Beittenmiller, Harter and Wagner. The members of the Governance and Nominating Committee are Messrs. Wagner, Bulls, and Costantini. The members of the Equity Plans Committee are Messrs. Bulls, Costantini and Schultz. None of the Audit, Compensation or Equity Plans Committee members is an executive officer or employee of the Company, nor has any been such at any time while serving on those committees.

     The Audit Committee, which held six meetings during 2002, reviews with management and the independent public accountants the Company's annual financial statements, the scope of the audit, any comments made by the independent public accountants and such other matters as the Audit Committee deems appropriate. In addition, the Audit Committee reviews the performance and retention of the Company's independent auditors and reviews with management such matters relating to compliance with corporate policies, as the Audit Committee deems appropriate. Each member of the Audit Committee is "independent" as defined in Sections 303.01(B)(2)(a) and (3) of The New York Stock Exchange's listing standards. In addition, each member of the Audit Committee is financially literate, as determined by our Board of Directors in its business judgment. Also, Messrs. Costantini, Harter and Wagner have accounting or related financial management expertise, as determined by our Board of Directors in their business judgment. The Board of Directors has adopted a written charter for the Audit Committee, which is attached as Exhibit A to this proxy statement. The Audit Committee reviews and reassesses the adequacy of its charter every year, and it has done so for 2002.

     The Compensation Committee, which held five meetings during 2002, establishes and administers the Company's executive compensation program and reviews and advises the Board of Directors with respect to major organizational changes, leadership development and leadership succession issues. The Committee establishes and regularly reviews the compensation levels of executive officers and other key managers, and reviews incentive awards.

     The Finance Committee, which held one meeting during 2002, is empowered by the Board to consult with management and give guidance to the Board on all matters pertaining to the Company's capital structure.

     The Governance and Nominating Committee, which held no formal meetings during 2002, is empowered by the Board to evaluate the structure and membership of the Board, evaluate new members as appropriate with an emphasis on diversity of viewpoint and background, review the compensation structure and meeting frequency and content, and to make recommendations to the Board on all such matters. Stockholders may contact the Committee in care of the Company's General Counsel's office with suggestions regarding governance or board membership. Directors are nominated or elected by the Board of Directors, and Stockholders may nominate directors in conformity with the Bylaws and as set forth hereafter under the caption "Stockholder Proposals".

     The Equity Plans Committee, which is responsible for approving equity grants under the Company's equity incentive plans, held no formal meetings during 2002.

                             DIRECTOR COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries are not entitled to receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries receives a quarterly retainer of $2,500 ($3,000 for the Audit Chair). The meeting attendance fees are $2,000 for attendance at each Board of Directors meeting, $1,000 for each committee meeting (unless held on the same day as a Board of Directors meeting), and $500 for each telephonic meeting or telephonic attendance at a meeting. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof. Beginning April 1, 2003, consistent with certain voluntary salary reductions taken by the senior management of the Company in light of difficult economic and industry conditions, the Board reduced all of its fees and retainer compensation by 12.5%.

     In addition, the Company's 1997 Non-Employee Directors' Stock Plan, as amended (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in March

1997, and which was amended on May 23, 2002, currently provides for (i) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director and (ii) an automatic annual grant to each non-employee director of an option to purchase 10,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. All options have an exercise price per share equal to the fair market value of the Common Stock on the date of grant, are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees. Of the 500,000 shares of Common Stock available under the Directors' Plan, 315,000 shares remained available as of the date of this proxy statement.

     The three nominees for election as Class III directors receiving the greatest number of votes properly cast on behalf of holders of Common Stock for the election of directors at the Meeting will be elected. The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned (and not revoked) in favor of the election as a Class III director of each of the nominees named below, unless authority to vote for the election of any of such nominees is withheld by marking the proxy to that effect. The election inspectors will count shares of Common Stock represented by proxies that withhold authority to vote for one or more nominees for election as a director only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but withholding authority to vote for one or more nominees will not have any effect on the outcome of voting on this proposal.

           THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE NOMINEES
                        DESCRIBED IN PROPOSAL NUMBER 1.

                               PROPOSAL NUMBER 2

                   AMENDMENT TO CERTIFICATE OF INCORPORATION
            ELIMINATING THE CLASSIFICATION OF THE BOARD OF DIRECTORS

     Article Five of the Company's Certificate of Incorporation provides for the classification of the Board of Directors into three classes, with each class being elected every three years, and contains provisions relating to such classification concerning the filling of Director vacancies and the removal of Directors. The Board of Directors has determined that the Certificate of Incorporation should be amended to repeal these provisions of Article Five and to make certain conforming changes as appropriate, and has unanimously adopted a resolution approving the amendment, declaring its advisability and recommending such amendment to our stockholders.

     If the proposed amendment is approved by our stockholders, the classified Board will be eliminated, the current term of office of each Director will end at the 2004 Annual Meeting of Stockholders, and Directors will thereafter be elected for one-year terms at each Annual Meeting of Stockholders. Furthermore, any Director chosen as a result of the newly created directorship or to fill a vacancy on the Board of Directors will hold office until the next Annual Meeting of Stockholders.

     A classified board of directors has the effect of making it more difficult for a substantial stockholder to gain control of a board of directors without the approval or cooperation of incumbent directors and therefore may deter unfriendly and unsolicited takeover proposals and proxy contests. On the other hand, a classified board of directors makes it more difficult for stockholders to change a majority of directors even where a majority of stockholders are dissatisfied with the performance of incumbent directors. Many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing these policies.

     The Board of Directors examined the arguments for and against continuation of the classified Board and determined that the classified Board should be eliminated. The Board believes that all Directors should be equally accountable at all times for the Company's performance and that the will of the majority of stockholders should not be impeded by a classified board.

     The proposed amendment will allow stockholders to review and express their opinions on the performance of all Directors each year. Because there is no limit to the number of terms an individual may serve, the continuity and stability of the Board's membership and our policies and long-term strategic planning should not be affected.

     The text of the proposed amendment to the Certificate of Incorporation is attached as Exhibit B to this Proxy Statement.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL
      OF PROPOSAL NUMBER 2 TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS AND RELATED AMENDMENTS FOR THE CERTIFICATE OF INCORPORATION.

                               PROPOSAL NUMBER 3

     The Sheet Metal Workers' International Association, 1750 New York Avenue NW, Washington, DC 20006, owner of 1,400 shares of the Company's stock as of November 18, 2002, has given notice of its intention to introduce the following resolution at the Annual Meeting.

                                TEXT OF PROPOSAL

     Shareholders request the Board ensure that any performance goal for stock awards to officers based on earnings be calculated after deductions for interest, taxes, depreciation, and amortization, not before such deductions. This proposal shall not affect grants previously awarded.

STOCKHOLDER'S STATEMENT IN SUPPORT OF THE PROPOSAL

     The Board awarded stock to an executive using a performance goal based on earnings before deductions for interest, taxes, depreciation, and amortization. Our proposal asks the Board to instead look at earnings after such standard business expenses -- for we feel the latter is a better measure of real profits.

PREVIOUS AWARDS DEMONSTRATE A NEED FOR THE PROPOSAL

     In March 2002, the Board awarded Comfort Systems CEO William Murdy 200,000 shares of restricted stock, which will be free-of-charge if the company meets a certain performance goal. However, that goal merely requires that between April 1, 2002 and March 31, 2003 the company have positive earnings from continuing operations -- determined before deductions for interest taxes, depreciation, and amortization. (EBITDA)

     A company may show earnings before these deductions, yet experience both substantial losses and a significant decline in shareholder equity. We believe EBITDA is not a good measure of company profit, and is inadequate as the sole standard for performance stock awards to executives.

PREVIOUS FINANCIAL RESULTS DEMONSTRATE A NEED FOR THE PROPOSAL

     Comfort Systems' 2000 results demonstrate the problem of using EBITDA as a measure of company performance. The company had a gross profit after deductions for SGA of $58.4 million.

     However, the company actually lost $16.9 million because of the following charges:

     - $12.6 million: goodwill amortization

     - $25.3 million: restructuring charges

     - $25.6 million: other expense net [all the costs in this item were interest]

     - $5.9 million: reductions in non-operating assets and liabilities

     - $5.8 million: taxes

     The loss was reflected in a 67% drop in shareholder equity for the year.

     - The average closing stock price for March 2000 [the month in which annual results for 1999 were reported] was $7.57

     - The average closing stock price for March 2001 [the month in which annual results for 2000 were reported] was $2.50

     However, even with a loss of $16.9 million and a 67% drop in shareholder equity, the results for that year would meet the performance goal established by the Board for the current CEO William Murdy to receive 200,000 shares.

COMPENSATION COMMITTEE PHILOSOPHY

     The Compensation Committee stated in the 2001 proxy that the company's executive compensation program

     - "is designed to provide advantageous levels of incentives and stock-based returns as the Company improves its profitability."

     The committee also stated that stock options awards

     - "are the primary tool that the committee employs to align the long-term financial incentives of its executive officers with those if its shareholders'

     We wish both statements were true. However, we do not believe that stock awards based on earnings calculated before deductions for such standard business expenses can accomplish these goals.

                       WE URGE A YES VOTE ON THE PROPOSAL

          BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE PROPOSAL

     The Board believes that earnings before interest, taxes, depreciation and amortization ("EBITDA") is an appropriate measure for executive performance because it is a valuable metric to determine the capacity of the Company's operating entities to generate cash. This is important because cash is the critical element by which the Company has reduced debt, in the past, and by which the Company will invest in, and grow, its operating entities, in the future. This process results in the growth of net earnings, retained equity, and, most importantly, of shareholder value.

     The Board notes that the Company's senior lenders (past and present) have insisted upon minimum EBIDTA covenants in every credit agreement since the Company was formed. In fact, such covenants are now and have always been the primary determinant of debt covenant compliance and borrowing availability. The Board believes that institutions and many individuals that analyze the Company's results and prospects view EBITDA as a primary measure of the Company's performance. The Board believes that it would not be in the interest of the company or its stockholders to eliminate the use of a performance metric that
(i) is relied upon by its lenders and (ii) has a high correlation to cash flow and debt reduction.

     The Board feels that it is imperative that its independent compensation committee retain the flexibility to determine the emphasis and standards for earning compensation. Such judgment is necessary to support and induce the difficult actions necessary for the Company to continue to grow stronger. This proposal ignores the fact that the stock awards referenced only vest over four years, and thus greatly enhance retention of the executive receiving the grant. The proponent of this proposal's reference to 2000 results omits the fact that in that year the Company achieved significant positive net cash flows and total debt reduction of $31 million. Strengthening the balance sheet was the Board's primary objective for that period.

     The Board believes that if the Company had concentrated on the earnings formulation that the Sheet Metal Workers' International Association advocates, the Company would not have been able to reduce its total debt from over $300 million in 2000 to under $30 million as of the end of 2003. Without such reduction, the Company would most likely be in the same dire economic circumstances faced by a number of its more highly-leveraged competitors.

            THE BOARD OF DIRECTORS THEREFORE UNANIMOUSLY RECOMMENDS
                  A VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL.

                      CHANGES IN OUR CERTIFYING ACCOUNTANT

     On May 23, 2002, our Audit Committee of our board of directors decided, with the approval of our board of directors, that effective May 24, 2002 we would no longer engage Arthur Andersen LLP as our independent public accountants and that as of May 24, 2002 Ernst & Young LLP, certified public accountants, would be appointed as our independent public accountants for 2002.

     The reports of Arthur Andersen LLP on our consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During our two most recent fiscal years and through May 24, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused it to make reference thereto in connection with its report on our consolidated financial statements for such years; and there were no reportable events as such term is used in Item 304(a)(1)(v) of Regulation S-K.

     We provided Arthur Andersen LLP with a copy of the foregoing disclosures. Arthur Andersen's letter dated May 24, 2002, stating its agreement with such statements was filed as Exhibit 16 to our Current Report on Form 8-K dated May 24, 2002.

     During our two most recent fiscal years and through May 24, 2002, we did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock and Restricted Common Stock as of April 17, 2003 (i) individually by the Chief Executive Officer, each of the four other most highly paid executive officers of the Company in 2002 as named in the Summary Compensation Table (the "Named Executive Officers") and all other executive officers, directors and nominees of the Company and (ii) by all executive officers and directors of the Company as a group. The following table also sets forth certain information with respect to the beneficial ownership of shares of Common Stock as reported on schedules filed with the Securities and Exchange Commission ("SEC") and includes each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock or Restricted Common Stock. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

                                                   RESTRICTED COMMON        COMMON STOCK
                                                     STOCK SHARES              SHARES
                                                  BENEFICIALLY OWNED    BENEFICIALLY OWNED(2)
                                                  -------------------   ---------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(S)(1)         NUMBER    PERCENT      NUMBER     PERCENT
------------------------------------------        --------   --------   ----------   --------
William F. Murdy(3).............................                          585,833       1.1%
Steven S. Harter(4).............................  827,034     73.3%        95,000         *
Alfred J. Giardinelli, Jr.(5)...................                          314,816         *
J. Gordon Beittenmiller(6)......................                          305,500         *
William George III(7)...........................                          167,251         *
Milburn Honeycutt(8)............................                          140,649         *
Norman Chambers(9)..............................                           75,000         *
David Lanphar(10)...............................                           36,500         *
Herman E. Bulls(11).............................                           25,000         *
Vincent J. Costantini(11).......................                           25,000         *
Robert D. Wagner, Jr.(11).......................                           20,000         *
James Schultz(11)...............................                           10,000         *
All executive officers and directors as a group
  (12 persons)..................................  827,034     73.3%     1,800,549       4.7%
Dimensional Fund Advisors Inc. .................                        2,884,600      7.61%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401(12)

---------------

  *  Less than 1%.

 (1) Except as noted, the address of each person is c/o Comfort Systems USA, Inc., 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056.

 (2) Shares shown include shares that could be acquired upon exercise of previously vested options, or options that vest within 60 days.

 (3) Includes (i) 200,000 shares issued pursuant to a restricted stock grant, which remain subject to tenure vesting, and (ii) 345,833 shares issuable upon exercise of currently exercisable options.

 (4) Includes 827,034 shares of Restricted Common Stock held in a partnership as to which Mr. Harter is a general partner and 40,000 shares of Common Stock issuable upon exercise of options granted under the Directors' Plan.

 (5) Includes 1,600 shares held in a trust for Giardinelli's children.

 (6) Includes 188,500 shares issuable upon exercise of currently exercisable options.

 (7) Includes 130,750 shares issuable upon exercise of currently exercisable options.

 (8) Includes 105,750 shares issuable upon exercise of currently exercisable options.

 (9) Reflects 75,000 shares issued pursuant to a restricted stock grant, all of which remain subject to performance and tenure vesting.

(10) Includes 36,500 shares issuable upon exercise of currently exercisable options.

(11) Represents shares of Common Stock issuable upon exercise of options granted under the Directors' Plan.

(12) As stated in the Schedule 13G/A it filed with the Securities and Exchange Commission on February 12, 2003, Dimensional Fund Advisors Inc. may be deemed to be the beneficial owner of these shares by virtue of its voting and/or investment power over these shares in connection with its role as an investment advisor or manager. However, Dimensional Fund Advisors Inc. disclaims beneficial ownership of these shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following tables set forth information with respect to compensation paid to or accrued on behalf of the Named Executive Officers for 2000 and 2001 and for 2002, unless otherwise noted. All of the Named Executive Officers have been granted stock options.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                          COMPENSATION AWARDS
                                                                       --------------------------
                                     ANNUAL COMPENSATION               RESTRICTED     SECURITIES
                                     -------------------                 STOCK        UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS       OTHER      AWARD(S)     OPTIONS/SARS   COMPENSATION
---------------------------   ----   --------   --------    -------    ----------    ------------   ------------
William F. Murdy,...........  2002   $400,000   $ 50,000(1) $ 5,700(2)  $778,000(3)         --        $ 5,500(4)
  Chairman of the Board, and  2001   $400,000   $107,526    $ 5,700(2)        --        50,000        $   994(4)
  Chief Executive Officer     2000   $208,000         --    $50,000(5)        --       500,000             --
J. Gordon Beittenmiller,....  2002   $250,000   $ 40,000(1)      --           --            --        $ 4,054(4)
  Executive Vice President,   2001   $250,000   $ 80,483         --           --        20,000        $ 3,501(4)
  Chief Financial Officer,    2000   $250,000         --         --           --       125,000        $ 2,691(4)
  Treasurer and Director
William George,.............  2002   $200,000   $ 75,000(6)      --           --            --        $ 5,500(4)
  Senior Vice President and   2001   $198,750   $ 66,881         --           --        15,000        $ 4,820(4)
  General Counsel             2000   $190,000   $ 47,500         --           --        75,000        $ 3,164(4)
David Lanphar,..............  2002   $200,000   $ 15,000    $25,100(7)        --            --        $ 2,408(4)
  Chief Operating Officer     2001   $175,000   $ 66,634    $ 9,000(8)        --        10,000        $ 2,178(4)
                              2000   $150,000   $ 75,000    $ 9,000(8)        --        50,000        $ 1,503(4)
Milburn Honeycutt,..........  2002   $168,750   $ 65,000(6)      --           --            --        $ 2,625(4)
  Senior Vice President --    2001   $150,000   $ 50,161         --           --        15,000        $ 4,877(4)
  Finance                     2000   $136,667   $ 37,500         --           --        75,000        $ 2,175(4)

---------------

(1) Reflects payment in the second quarter of 2002 of bonuses in connection with the Emcor transaction. Neither of Messrs. Murdy or Beittenmiller received an annual bonus with respect to 2002.

(2) Reflects car expense of $5,700 for each year.

(3) Reflects 200,000 restricted shares of common stock granted to Mr. Murdy valued at the market price on date of grant (March 22, 2002). The value of these shares as of December 31, 2002 was $670,000, based on the market price on that date. Although the company does not currently pay dividends, if dividends were paid with respect to these shares, Mr. Murdy would be entitled to receive them.

(4) Reflects amounts received under our matching of contributions made by that person to his 401(k) retirement plan.

(5) Reflects a signing and relocation bonus of $50,000 to Mr. Murdy.

(6) Includes payment in the second quarter of 2002 of bonuses in connection with the Emcor transaction of $50,000 to Mr. George and $40,000 to Mr. Honeycutt.

(7) Reflects a car allowance of $9,000 and $16,100 paid for temporary housing in connection with a Company requested relocation.

(8) Reflects a car allowance.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning the fiscal year-end value of unexercised stock options held by the Named Executive Officers during the last fiscal year. There were no option exercises by Named Executive Officers during 2002.

                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                          UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                        OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(1)
                                        ---------------------------   ---------------------------
NAME                                    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                    -----------   -------------   -----------   -------------
William F. Murdy......................    345,833        204,167        $13,750        $41,250
J. Gordon Beittenmiller...............    188,500         76,500        $23,313        $34,313
William George........................    130,750         59,250        $16,000        $24,250
Milburn Honeycutt.....................    105,750         59,250        $16,000        $24,250
David Lanphar.........................     36,500         43,500        $12,250        $17,750

---------------

(1) These numbers are based upon the fair market value of one share of the Common Stock on December 31, 2002 ($3.35), less the exercise price of in-the-money options at December 31, 2002.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information about the Company's equity compensation plans as of December 31, 2002:

                                                                                NUMBER OF SECURITIES
                                NUMBER OF SECURITIES                           REMAINING AVAILABLE FOR
                                 TO BE ISSUED UPON       WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                    EXERCISE OF         EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                   WARRANTS AND RIGHTS    WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))
-------------                   --------------------   --------------------   -------------------------
Equity compensation plans
  approved by security
  holders.....................       5,518,301                     $8.26                2,709,102
Equity compensation plans not
  approved by security
  holder......................              --                        --                       --
                                     ---------            --------------           --------------
     Total....................       5,518,301                     $8.26                2,709,102
                                     =========            ==============           ==============

                EMPLOYMENT AGREEMENTS; COVENANTS NOT TO COMPETE;
                       CHANGE OF CONTROL; INDEMNIFICATION

     During 2002, the Company's five most highly compensated executive officers were Messrs. Murdy, Beittenmiller, Lanphar, George and Honeycutt.

     On June 27, 2000 Mr. Murdy entered into an employment agreement with the Company. Mr. Murdy's employment agreement provides for an annual base salary of $400,000. Mr. Murdy's employment agreement will expire on March 22, 2006, and unless terminated or not renewed by the Company or the employee, the term will continue thereafter on a year-to-year basis on the same terms. The current term renews or expires in June 2006. The agreement provides that, in the event of a termination of employment by the Company without cause, Mr. Murdy would receive from the Company an amount equal to the greater of base salary for the remaining term or for one year. In the event of a change in control of the Company (as defined in the employment agreement) the Employee may elect to terminate his employment and receive an amount equal to two times his annual base salary then in effect. The employment agreement contains a covenant not to compete with the Company for two years immediately following termination of employment. In the event of a change in control, the non-competition provisions apply for a period of one year immediately following the effective date of termination.

     On June 27, 1997, Mr. Beittenmiller and Mr. George entered into an employment agreement with the Company providing for an annual base salary of $150,000 and Mr. Honeycutt entered into an employment agreement with the Company on January 21, 1998 providing for an annual base salary of $110,000. Each employment agreement is for a term of three years, and unless terminated or not renewed by either the Company or the employee, the term will continue thereafter on a year-to-year basis on the same terms. The current term for all three individuals will renew or expire in June 2004. The agreement provides that, in the event of a termination of employment by the Company without cause, the employee will receive an amount equal to base salary for one year. In the event of a change in control of the Company, if the employee is not given at least five days' notice of the successor's intent to continue the employee's employment after such change in control, the employee may elect to terminate his employment and receive an amount equal to three times the amount he would receive pursuant to a termination without cause. The non-competition provisions of the employment agreement do not apply to a termination without such notice. In the event the employee is given at least five days' notice of the successor's intent to continue the employee's employment after such change in control, the employee may elect to terminate his employment and receive two times the amount he would receive pursuant to a termination without cause. In such event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for two years immediately following termination of employment or, in the case of a termination by the Company without cause, for one year.

     On September 1, 2001, Mr. Lanphar entered into an employment agreement with the Company providing for an annual base salary of $175,000. The agreement is for a term of two years, unless terminated. On the second anniversary, the agreement will renew for consecutive one-year terms unless either party gives notice at least 30 days prior such anniversary. The agreement provides that, in the event of a termination of employment by the Company without cause, the employee will receive an amount equal to base salary for one year. In the event of a change in control of the Company, the Company will pay the employee a bonus equal to one year's base salary. The employment agreement contains a covenant not to compete with the Company for one year immediately following termination of employment for any reason whatsoever.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of the Company (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the Company's internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements in the Annual Report with management. The discussion explored the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of each of the key disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's controls, reporting and accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statement on Auditing Standards, AU 380), as may be modified or supplemented. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Statement No. 1, Independent Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence. The Committee has also considered whether the provision of other non-audit professional services provided to the Company by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

     The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets regularly with the external auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the content and quality of the Company's financial reporting. Based on the review and discussions discussed above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report of Form 10-K for the fiscal year ended December 31, 2002 and for filing with the Securities and Exchange Commission.

     The members of the Audit Committee have been determined to be independent and financially literate (as independence and financial literacy is defined by the New York Stock Exchange listing standards) by the Board of Directors.

                                          Vincent J. Costantini (Chairman)
                                          Herman E. Bulls
                                          Steven S. Harter
                                          Robert D. Wagner

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee establishes and administers the Company's executive compensation program and reviews and advises the Board of Directors with respect to major organizational changes, leadership development and leadership succession issues. The Committee establishes and regularly reviews the compensation levels of executive officers and other key managers, and reviews incentive awards.

     The central objectives of the Company's executive compensation program are to:

     - Retain and attract competent leaders by providing reasonable but competitive compensation;

     - Provide incentives for achieving and exceeding the Company's performance goals; and

     - Align the financial interests of the Company's executives with those of its stockholders.

     The Company's executive compensation program is designed to provide advantageous levels of incentive and stock-based returns as the Company improves its profitability. When the Company's stockholders observe improved Company results through improving balance sheet strength and earnings, the Company's executives will be appropriately compensated.

     Three main elements comprise the Company's compensation program: base salary, annual bonus incentives, and long-term incentives.

     Base Salary -- Individual executive salaries and the aggregate salary expense for the executive officers are reviewed annually by the Committee. The Committee considers individual performance, labor market conditions, the Company's results, and salary levels as compared to market levels of compensation. For 2002, the Chief Executive, Chief Operating and Chief Financial Officers did not receive a salary increase. Certain other executive officers received modest increases from their 2001 compensation levels. Following year-end, as a result of difficult economic and industry conditions and in order to conserve cash and expense for the Company, the Chief Executive Officer voluntarily accepted a decrease in his base salary of $50,000, or 12.5% and all of the remaining executive officers voluntarily accepted a decrease of 10% in their respective base salaries.

     Annual Bonus Incentives -- Annual bonus incentives for executive officers are based upon objectives that may include earnings, cash flow, growth, strategic initiatives and individual performance. In 2002, the Bonus Plan for Executive Officers was based upon objective measurement of the lesser of operating income and cash flow. Under the plan, if the target levels were met, the three most highly compensated officers were eligible to receive a bonus of up to 100% of their base salary, and the remaining officers were eligible to receive a bonus of up to 75% of base salary. For all executive officers except the three most highly compensated, 25% of their maximum bonus potential of 75% of base salary was also subject to the accomplishment of individual objectives as determined by the Compensation Committee with the advice of the Chief Executive Officer. Under the relevant measures, performance fell short of the minimum targets and thus no annual bonuses were paid except that three executive officers below the level of the Chief Executive, Chief Operating and Chief Financial officers received a $15,000 bonus based on the accomplishment of certain individual objectives.

     During the second quarter of 2002, the committee awarded certain individual bonuses in connection with the completion of the sale of a substantial portion of the Company's operations for cash in a major transaction that greatly strengthened the Company's balance sheet. These bonus amounts are included in the "Summary Compensation Table".

     Long-Term Incentives (Restricted Stock and Stock Options) -- Stock-based awards are the primary tools that the Committee employs to align the long-term financial incentives of its executive officers with those of its stockholders. In determining the nature and amount of the awards, the Committee considers the executive's position, individual performance and the executive's prospects for sustained contribution to the success of the Company. During 2002 no options were issued to the named executive officers. In the first quarter of 2002, Mr. Murdy was granted a total of 200,000 shares of restricted stock subject to performance and tenure vesting. The Committee felt that this share grant was desirable in order to provide a positive incentive and a means to insure the long-term retention of his services. In addition, in the fourth quarter of

2002 and in connection with his recruitment, Mr. Chambers was granted options to purchase 100,000 shares of common stock vesting over a four year period at the market price on his date of hire, and was also granted 75,000 shares of restricted stock subject to the same tenure and performance vesting requirements as the shares that were granted to Mr. Murdy.

     Policy on Deductibility of Compensation -- Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to executive officers, unless certain requirements are met. One of these requirements is that compensation over $1 million must be based upon Company attainment of performance goals approved by the stockholders. The Company's plans relating to stock based incentives, which were approved by stockholders, are designed to meet these requirements. Compensation levels at the Company do not generally exceed the limitations contained in Section 162(m). It is the Committee's policy to comply with the requirements of Section 162(m) except where the Committee determines that compliance is not in the best interests of the Company or its stockholders.

     Compensation of the CEO -- On June 27, 2000, Mr. Murdy entered into an employment agreement with the Company providing for a base salary of $400,000 and a hiring bonus of $50,000. In 2002, pursuant to Mr. Murdy's employment agreement, he received a base salary of $400,000. In determining Mr. Murdy's base salary under the employment agreement, the Committee considered performance, labor market conditions, our results and budget and salary levels as compared to market levels of compensation. Mr. Murdy's bonus is based on objectives that include earnings, cash flow, growth, strategic initiatives and individual performance. In 2002, the Bonus Plan for Executive Officers was based upon objective measurement of the lesser of operating income and cash flow. Since operating income did not meet the minimum criteria established for 2002, Mr. Murdy did not receive an annual bonus for 2002. During the second quarter of 2002, as detailed above, he did receive a bonus of $60,000 in connection with the completion of the sale of a substantial portion of the Company's operations for cash in a major transaction that significantly strengthened the Company's balance sheet. Following year-end, as a result of difficult economic and industry conditions and in order to conserve cash and expense for the Company, Mr. Murdy voluntarily accepted a decrease in his base salary of $50,000, or 12.5%

     The Committee believes that in order for the Company to be successful in the future it will need to retain its most talented officers and attract additional high quality leaders. The Committee will continue to use Company performance as its most significant criteria for determining incentive compensation.

                                          Submitted by the
                                          COMPENSATION COMMITTEE

                                          Herman E. Bulls, CHAIRMAN
                                          Vincent J. Costantini
                                          Steven S. Harter
                                          James H. Schultz

                            STOCK PERFORMANCE GRAPH

     The following stock price performance graph compares the cumulative total return on the Common Stock with the cumulative total return of the Standard & Poor's Composite 500 Index and of a peer group consisting of the companies in the Russell 2000, from December 31, 1997 through December 31, 2002, assuming a $100 initial investment in each case.

                              (PERFORMANCE CHART)

-------------------------------------------------------------------------------------------------
                             12/31/97    12/31/98    12/31/99    12/31/00    12/31/01    12/31/02
-------------------------------------------------------------------------------------------------
 Comfort Systems USA,
  Inc. FIX                    100.00       90.51       37.34       10.76       18.73       16.96
 S&P 500                      100.00      128.58      155.64      141.46      124.65       97.10
 RUSSELL 2000                 100.00       97.45      118.17      114.60      117.45       93.39

NOTE: Performance is reported annually, assumes $100 invested on December 31, 1997, and includes reinvestment of dividends through the end of fiscal year 2002.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Bulls, Costantini, Harter, and Schultz, none of whom is or was an officer or employee of the Company or any of our subsidiaries during 2000, 2001, or 2002, served on the Compensation Committee during 2002. The Board of Directors has constituted an Equity Plans Committee composed of Messrs. Bulls, Costantini, and Schultz.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based on our review of copies of such forms and amendments, we believe directors, officers and greater than 10 percent beneficial owners complied with all filing requirements during the year ended December 31, 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See the previous section entitled "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" for other information required to be disclosed here.

     Any future transactions with directors, officers, employees or affiliates of the Company or its subsidiaries are anticipated to be under $60,000 and will be approved in advance by a majority of disinterested members of the Board of Directors.

                                   AUDIT FEES

     Ernst & Young was our independent auditor during 2002 and billed us consolidated audits fees of $895,000 for the audit of our financial statements that were required in our 2002 reports, including (i) an aggregate of $445,000 in fees and expenses for professional services rendered in connection with the audit of our financial statements for 2002 and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q in 2002 after their engagement and (ii) an aggregate of $450,000 for audits of our 2000 and 2001 results that were made necessary by the Company's discontinued operations. Arthur Andersen was our independent auditor during 2001 and billed the Company an aggregate of $671,478 in fees and expenses for professional services rendered in connection with the audit of our financial statements for 2001 and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q in 2001.

                               AUDIT RELATED FEES

     Ernst & Young billed us $10,000 in 2002 for assurance and related services that are reasonably related to the audit of our financial statements for the filing of our 2002 reports and its reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q in 2002 that are not recorded under the caption "Audit Fees" above. Those services represented fees for audit related consultation.

     Before Arthur Andersen LLP was replaced as our independent auditor in the second quarter of 2002, Arthur Andersen LLP billed us $27,675 in 2002 for its reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q in 2002 and $66,311 for audit related consultation composed primarily of advice in connection with the Company's significant disposition of operations.

     Arthur Andersen LLP billed us $481,969 in 2001 for assurance and related services that are reasonably related to the audit of our financial statements for 2001 and its reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q in 2001 that are not recorded under the caption "Audit Fees" above. Those services were composed of audit-related services pertaining to divested companies, employee benefits and accounting research.

                                    TAX FEES

     Ernst & Young billed us $3,000 in 2002 for tax compliance, tax advice and tax planning services. Arthur Andersen LLP billed us $77,910 in 2001 for tax compliance, tax advice and tax planning services.

                                 ALL OTHER FEES

     Ernst & Young provided no services and billed no fees in 2002 other than those described under the captions "Audit Fees," "Audit Related Fees" and "Tax Fees." Arthur Andersen LLP billed us $57,000 in 2001 for products and services other than products and services other than those described under the captions "Audit Fees," "Audit Related Fees" and "Tax Fees." Those services were composed of valuation analysis and advice regarding the Company's goodwill assets in connection with SFAS No. 142 adoption.

                            OTHER ACCOUNTANT MATTERS

     The audit committee of our board of directors requires that any engagement of our independent accountant to render non-audit services must be approved in advance by the Audit Committee. To date, there have been no such engagements.

                             STOCKHOLDER PROPOSALS

     The Company's Bylaws establish procedures, including advance notice procedures, with regard to the nomination other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to certain matters to be brought before meetings of stockholders of the Company. In accordance with the Company's Bylaws, a proposal submitted for consideration at the 2004 Annual Meeting of Stockholders will be considered untimely if it has not been received by the Company at its principal executive offices by the close of business on the 60th day prior to the first anniversary of the Meeting. The Bylaws also contain procedures for regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

     Proposals of stockholders submitted for consideration at the 2004 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than December 16, 2003 in order to be considered for inclusion in the Company's proxy material for that meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no business to be brought before the Meeting that is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable.

                  FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

     A copy of the Company's Annual Report to Stockholders, which includes the Annual Report on Form 10-K, filed with the SEC, accompanies this proxy statement.

                                   EXHIBIT A

                            AUDIT COMMITTEE CHARTER

     The Audit Committee shall have the authority to select, direct, evaluate, and, if appropriate, replace the independent public accountants (the "independent accountants") and the Company's ranking internal audit officer, each of whom shall each be directly accountable to the Company's Board of Directors through the Audit Committee.

     The duties and responsibilities of the Audit Committee of this Board of Directors, acting as representatives of the Company's shareholders, are as follows:

     1. To review with the Chief Executive Officer, Chief Financial Officer and the principal financial and accounting personnel of the Company, as appropriate:

          A. The quality of services provided by the independent public accountants; any non-audit services provided by the independent accountants and their fees for such services; the fees of the independent accountants for audit services; the scope of the audit; and the views of such personnel as to the continuation of the independent accountants.

          B. The general policies and procedures utilized by the Company with respect to internal accounting controls.

          C. Any proposed changes in significant accounting methods or practices.

          D. The staffing of the Company's financial and accounting functions, including, where necessary, the internal auditing function.

     2. To review with the independent accountants:

          A. The scope of their audit, its conformity with generally accepted auditing standards, and the cost of the audit.

          B. Any significant variations in the accounting policies followed by the Company from those generally followed by companies in a similar or generally similar business.

          C. The adequacy of the Company's internal accounting controls.

          D. Any limitations placed upon the independent accountants by Company personnel and the degree of cooperation.

          E. Any communications received by the independent accountants from Company personnel during the audit.

          F. Any proposed changes in significant accounting methods or practices; and any significant new accounting practices or rules as they relate to the Company.

          G. The Company's staffing of its financial and accounting functions including, where appropriate, the internal auditing function.

     3. To report to the full Board of Directors as to the activities of the Audit Committee, including:

          A. The results of its discussions with personnel of the Company and the independent accountants.

          B. The recommendations of the Audit Committee regarding the independent accountants to be selected by the Board, fees to be paid to the independent accountants for their audit and non-audit services and the independence of the auditors.

     4. To review with appropriate Company personnel and the independent accountants the audit results and any management letter submitted by the independent accountants, including any exceptions, any significant year-end adjustments, any significant transactions not a normal part of the Company's business, any detected weaknesses and any corrective actions taken or recommended to be taken.

     5. To review with appropriate Company personnel and the independent accountants the procedures to be followed by the independent accountants in reviewing the Company's quarterly financial statements.

     6. To review the financial statements contained in the Quarterly and Annual Reports to Stockholders before they are submitted for distribution to the stockholders; and to review the financial statements contained in Forms 10-Q and 10-K before their filing with the SEC.

                                   EXHIBIT B

             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     If proposal number 2 is approved, the Company would amend Article Five,
Section 1 of its Certificate of Incorporation as follows:

                                  ARTICLE FIVE

1.  BOARD OF DIRECTORS.

     The Directors shall be classified with respect to the time for which they shall severally hold office into three classes as nearly equal in number as possible. The Class I directors shall be elected to hold office for an initial term expiring at the 1998 annual meeting of stockholders, the Class II Directors shall be elected to hold office for an initial term expiring at the 1999 annual meeting of stockholders and the Class III Directors shall be elected to hold office for an initial term expiring at the 2000 annual meeting of stockholders, with the members of each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified. At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be directors. No director or class of directors may be removed from office by a vote of the stockholders at any time except for cause. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

     At each annual meeting of stockholders at which a quorum is present, the persons properly nominated and receiving a plurality of the votes cast shall be directors. No director may be removed from office by a vote of the stockholders at any time except for cause. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

     Notwithstanding the foregoing, the holders of Restricted Voting Common Stock voting as a class shall be entitled to elect one member of the Board of Directors, and only the holders of the Restricted Voting Common Stock shall be entitled to remove such member from the Board of Directors.

                            COMFORT SYSTEMS USA, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

        SOLICITED BY THE BOARD OF DIRECTORS OF COMFORT SYSTEMS USA, INC.

The undersigned hereby appoints William F. Murdy and William George, and each of them individually, as proxies with full power of substitution, to vote, as designated on the reverse, all shares of Common Stock and Restricted Common Stock of Comfort Systems USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 22, 2003, or at any adjournment or postponement thereof.

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, AND "AGAINST" PROPOSAL 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THIS PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING. ANY EXECUTED PROXY WHICH DOES NOT DESIGNATE A VOTE SHALL BE DEEMED TO GRANT AUTHORITY FOR ANY ITEM NOT DESIGNATED.

                         (TO BE SIGNED ON REVERSE SIDE)